SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 28, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

SIGNATURE
EXHIBIT INDEX
EX-2.1 AMENDMENT # 1, DATED NOVEMBER 28, 2003

      All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including any statements regarding: the amount and timing of benefits expected from the acquisition referred to in this Form 8-K; and WebMD’s future financial results and other projections or measures of future performance of WebMD. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties. Further information about these risks and uncertainties can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

* * * *

      ITEM 5. OTHER EVENTS

      As previously announced, on October 21, 2003, Envoy Corporation, a wholly owned subsidiary of WebMD Corporation, and TPG Holding Company Limited, the owner of Medifax-EDI, Inc., entered into a Stock Purchase Agreement pursuant to which Envoy agreed to acquire Medifax. Attached hereto as Exhibit 2.1 and incorporated by reference herein is Amendment No. 1 to the Stock Purchase Agreement. The amendment extends the period for completing the acquisition.

      ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

      The following exhibit is filed herewith:

2.1	Amendment No. 1, dated as of November 28, 2003, to the Stock Purchase Agreement dated as of October 21, 2003 between TPG Holding Company Limited and Envoy Corporation

      ITEM 9. REGULATION FD DISCLOSURE

      As previously announced, Envoy Corporation, a wholly owned subsidiary of WebMD Corporation, and TPG Holding Company Limited, the owner of Medifax-EDI, Inc., entered into a Stock Purchase Agreement on October 21, 2003 pursuant to which Envoy agreed to acquire Medifax. On November 3, 2003, the parties made the required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act) with respect to the acquisition. In order to give the appropriate governmental authorities additional time to review the information provided in connection with the required HSR Act filings, Envoy withdrew its original HSR Act filing and, on November 28, 2003, made a new HSR Act filing with the

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appropriate governmental authorities. In connection with making the new filing, the Stock Purchase Agreement was amended by the parties to extend the period for completing the acquisition. However, WebMD expects the review by governmental authorities will be completed in time for the transaction to close before the end of 2003.

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: December 1, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amendment No. 1, dated as of November 28, 2003, to the Stock Purchase Agreement dated as of October 21, 2003 between TPG Holding Company Limited and Envoy Corporation

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